Exhibit 23.2

Consent of Chartered Accountants

Grant Thornton LLP Suite 401 350 Burnhamthorpe Road W Mississauga, ON L5B 3J1 T +1 416 366 0100 F +1 905 804 0509 www.GrantThornton.ca

We consent to the inclusion in this Annual Report on Form 40-F of Just Energy Group Inc. (the “Company”) of references to our name regarding our involvement in the review of the Company’s renewable energy and carbon offset purchases and sales (the “Information”), which Information is referred to in the Company’s Management’s Discussion and Analysis and Annual Information Form incorporated in the Form 40-F for the fiscal year ended May 31, 2013.

We also consent to the incorporation by reference of the Information into the Company’s outstanding registration statements of Form F-3 (No. 333-188184), Form F-10 (No. 333-184289) and Form S-8 (No. 333-183954) that have been filed with the Securities and Exchange Commission.

Grant Thornton LLP

Chartered Accountants

Licensed Public Accountants

September 30, 2013

Audit • Tax • Advisory

Grant Thornton LLP. A Canadian Member of Grant Thornton International Ltd